Exhibit 5.1

February 10, 2012

Board of Directors

HomeStreet, Inc.

Two Union Square Suite 2000

600 Union Street

Seattle, Washington 98201

Re:	Registration Statement on Form S-1
SEC File No. 333-173980

Ladies and Gentlemen:

As counsel for HomeStreet, Inc., a Washington corporation (the “Company”), and at your request, we are rendering this opinion in connection with a proposed offering by the Company of shares of its common stock, no par value, including shares issuable upon exercise of the underwriters’ over-allotment option granted by the Company (all such shares, the “Shares”) having up to an aggregate maximum offering price of $91,999,952, each such transaction pursuant to the above-referenced Registration Statement on Form S-1 (the “Registration Statement”).

In that connection, we have reviewed originals or copies identified to our satisfaction of the following documents:

(a)	Registration Statement;

(b)	The Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws and the Second Amended and Restated Bylaws, which will be effective upon the closing of the proposed offering) of the Company; and

(c)	Originals or copies of such other corporate records of the Company and actions of its board of directors, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review we have assumed:

(i)	The genuineness of all signatures;

(ii)	The authenticity of the originals of the documents submitted to us;

(iii)	The conformity to authentic originals of any documents submitted to us as copies; and

(iv)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Our opinion set forth below is limited to the Washington Business Corporation Act as in effect as of the date of this letter, and we do not express or purport to express any opinion herein concerning any other law.

Based on the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner and under the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to the use of our name under the heading “Validity of Common Stock” in the Registration Statement, including the prospectus constituting a part thereof, as originally filed and as subsequently amended or supplemented. In giving such consent, we do not thereby admit that we are in the category of persons whose consents are required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

Davis Wright Tremaine LLP

/s/ Davis Wright Tremaine LLP